UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 5, 2006

Familymeds Group, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 5, 2006, the Company received a letter from Nasdaq indicating that for the prior 10 consecutive trading days, the Company’s market value of listed securities was below $35 million as required for continued inclusion by Marketplace Rule 4310(c)(2)(B)(ii).  Nasdaq will provide the Company with 30 calendar days, or until October 5, 2006, to regain compliance.

On September 11, 2006, Familymeds Group, Inc. issued a press release announcing the Nasdaq letter. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on Wednesday, September 6, 2006, Chairman, President and Chief Executive Officer of the Company, Edgardo A. Mercadante presented at the Roth Capital Partners 2006 New York Conference, which presentation was web cast simultaneously through a link provided at the Company’s website (http://www.familymedsgroup.com). An archive of the audio presentation and the accompanying presentation slides will continue to be available through the Company’s website for 90 days. Interested parties may access the archived broadcast and slide presentation by visiting the Investors: Events section of the Company’s website at http://www.familymedsgroup.com. Copies of the slideshow and the transcript of the audio presentation are attached hereto as Exhibits 99.2 and 99.3, respectively.

The information in this Item 7.01 and in Exhibits 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated September 11, 2006
99.2	Roth Conference slide show presented on September 6, 2006.
99.3	Transcript of September 6, 2006 web cast

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILYMEDS GROUP, INC.

By: /s/Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer, President and Chairman of the Board

Dated: September 11, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press Release dated September 11, 2006
99.2	Roth Conference slide show presented on September 6, 2006
99.3	Transcript of September 6, 2006 web cast